UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 28, 2010 (May 19, 2010)

LAKE VICTORIA MINING COMPANY, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53291
(Commission File No.)

1781 Larkspur Drive
Golden, CO   80401
(Address of principal executive offices and Zip Code)

(303) 526-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02         UNREGISTERED SALE OF EQUITY SECURITIES

On May 19, 2010, we sold 500,000 Units to the Norris Charitable Remainder Unitrust of Arizona (the “Trust”) and raised $100,000.  Each Unit consists of one share of common stock and one redeemable warrant.  One redeemable warrant and payment of $1.25 entitles the holder to purchase one additional share of common stock.  The exercise period of the redeemable warrants is thirty-six months from January 28, 2010.  The redeemable warrants are callable by us upon thirty (30) days written notice to the warrant holder.  If the redeemable warrants are not exercised within 30 days of being called by us, the same will terminate and may not be exercised thereafter.  The Units were issued pursuant to Reg. 506 of the Securities Act of 1933.  A Form D was filed with the SEC on February 8, 2010 and with the State of Arizona.  The Trust was an “accredited investor” as that term in defined in Reg. 501 of the Securities Act of 1933.

On May 21, 2010, we sold 2,000,000 Units to Robert H. and Shirley B. Norris Real Estate Trust dated 6-29-81 and raised $400,000.  Each Unit consists of one share of common stock and one redeemable warrant.  One redeemable warrant and payment of $1.25 entitles the holder to purchase one additional share of common stock.  The exercise period of the redeemable warrants is thirty-six months from January 28, 2010.  The redeemable warrants are callable by us upon thirty (30) days written notice to the warrant holder.  If the redeemable warrants are not exercised within 30 days of being called by us, the same will terminate and may not be exercised thereafter.  The Units were issued pursuant to Reg. 506 of the Securities Act of 1933.  A Form D was filed with the SEC on February 8, 2010 and with the State of Arizona.  Mr. Norris was an “accredited investor” as that term in defined in Reg. 501 of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 28th day of May, 2010.

LAKE VICTORIA MINING COMPANY, INC.

BY:	ROGER NEWELL
Roger Newell
President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and a member of the Board of Directors